Exhibit 77I

Effective February 15, 2008, pursuant to the
Agreement and Plan of Reorganization
described in Exhibit 77M of this Form N-
SAR, the Gateway Fund, a series of The
Gateway Trust, an Ohio business trust, was reorganized into Gateway Fund (the
"Fund"), a series of Gateway Trust (the
"Trust"), a Massachusetts business trust.
The Fund may offer Class A, Class C and
Class Y Shares to the public. A description of significant attributes of the Shares is incorporated by reference to the Trust's
Registration Statement as filed with the SEC on April 29, 2008.


3